ALLIANCE ENTERTAINMENT CORP.

                     Stock Option Agreement


No. of shares subject to option:    5,000,000

THIS AGREEMENT, dated as of the fifteenth day of August, 1996, between Alliance Entertainment Corp., a Delaware corporation (the "Company") and Alvin N. Teller ("Optionee")

1. Grant of Option. The Company, as of the date written above (the "Date of Grant"), hereby grants to Optionee, subject to the terms and conditions herein set forth, the right and option (the "Option") to purchase from the Company all or any part of an aggregate of 5,000,000 shares of Common Stock (the "Option Shares") at the option price of $6 per share. This Option is to be exercisable as hereinafter provided. This Option shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

2. Terms and Conditions. This Option is subject to the following terms and conditions:

a. Exercise of Option. Except as otherwise provided herein, this Option is exercisable as follows: This Option shall be exercisable for one-fifth (1/5) of the Option Shares on the Date of Grant and shall be exercisable for an additional one-fifth (1/5) of the shares on each of August 15, 1997, August 15, 1998, August 15, 1999 and August 15, 2000. After this Option becomes exercisable, this Option shall continue to be exercisable until the earlier of the termination of Optionee's rights hereunder or until the Expiration Date (as defined below). This Option may be exercised with respect to any number of whole shares less than the full number for which this Option could be exercised. A partial exercise of this Option shall not affect Optionee's right to exercise this Option again for the balance thereof, subject to the conditions of this Agreement.

b. Expiration Date. The portion of the Option exercisable on the date hereof shall expire six (6) years from the date hereof. The portion of the Option exercisable on the first anniversary hereof shall expire seven (7) years from the date hereof. The portion of the Option exercisable on the second, third and fourth


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anniversaries  hereof shall expire seven (7),  eight (8),  nine (9) and ten (10)
years, respectively, from the date hereof.

c. Method of Exercising and Payment for Shares. This Option is exercisable by written notice, accompanied by payment of the Option Price, delivered to the attention of the Company's Secretary at either the Company's office in Coral Springs, Florida or the Company's office in New York City. The Date of Exercise shall be the date the payment of the option price is received by the Company. The option price may be paid in cash, certified or bank cashiers check or other consideration acceptable to the Compensation Committee of the Board of Directors (provided that such other consideration has an aggregate Fair Market Value which is not less than the option price).

d. Nontransferability. This Option is nontransferable, except by will or by the laws of descent and distribution. In the event of any such transfer, this Option is to be exercised only by such transferee. During Optionee's, lifetime, this option is to be exercised only by Optionee.

e. No Additional Right. This Option does not confer upon Optionee any right with respect to continuance of employment by the Company or any Affiliate.

3. Fractional Share. A fractional share of Common Stock is not to be issuable hereunder, and when any provision hereof may entitle Optionee to a fractional share, such fraction is to be disregarded.

4.  Exercise Rights upon Certain Events.

a. Termination by Death or Disability. If the Optionee's employment is terminated by death or Disability (as defined in the Optionee's Employment Agreement with the Company dated August 15, 1996 (the "Employment Agreement")) 50% of the not yet exercisable Option shall become exercisable by the Optionee or the persons to whom the Optionee's rights hereunder shall pass by will or the laws of descent and distribution and shall be exercisable until the Option expires by its terms hereunder.

b. Termination for Cause or Other than Good Reason. If the Optionee's employment is terminated by the Company for Cause or voluntarily by the Optionee other than for Good Reason (as


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defined in the Employment  Agreement) any portion of the Option not  exercisable at the time of such termination shall be canceled.

c. Good Reason or Other Than Cause. If the Optionee's employment is terminated by the Optionee for Good Reason or by the Company for other than Cause (as defined in the Optionee's Employment Agreement), the entire Option shall become immediately exercisable and shall be exercisable until the Option expires by its terms hereunder.

d. Additional Events. In the event that there shall occur (i) any sale, lease, exchange or other transfer of all, or substantially all, of the assets of the Company, or (ii) the acquisition by any party (or group, as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) not currently a holder of more than 5% of the Common Stock of the Company of more than 50% of the Common Stock of the Company, or (iii) any merger, sale of capital stock, exchange, combination, consolidation or other transaction involving the Company following which the holders of Common Stock of the Company immediately prior to such transaction will not own more than 50% of the Common Stock of the Company, then the Option shall become exercisable in full immediately prior to the consummation of any of the foregoing events. In connection therewith, the Company shall notify the Optionee not less than fifteen days prior to the intended consummation date of any such transaction, and the Optionee may exercise the Option contingent upon the occurrence of such transaction and at any time after the occurrence of such transaction. In the event that any such proposed transaction does not occur, the Option shall no longer be deemed currently exercisable pursuant to this clause (d) and the exercisability of the Option shall be governed by the other terms of this Agreement.

5. Adjustments Based on Change in Capital Structure. The terms of this Option are to be adjusted by way of increase or decrease, as the Compensation Committee of the Board of Directors determines in the exercise of its reasonable judgment to be equitably appropriate, in the event that the Company (a) effects one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events, (b) engages in a transaction to which section 424 of the Code applies, or (c) there occurs any other events which, in the exercise of its reasonable judgment, the Compensation Committee believes


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necessitates  such action.  In the event of a merger in which the Company is not the surviving corporation, upon becoming exercisable this Option shall be exercisable for the amount of Common Stock or other property as would have been received had this Option been fully exercised prior to the effective date of such merger. The aggregate exercise price to the Option shall not change.

6. Governing Law. This Agreement is to be governed by the laws of the State of Delaware.

7. Binding Effect. This Agreement is to be binding upon and inure to the benefit of the legatees, distributees and personal representatives of Optionee and the successors of the Company.

8. Registration Rights. The Company agrees to use its best efforts to maintain with respect to the Option Shares an effective registration statement under the Securities Act and a current prospectus relating thereto for a period of five years after the expiration date of the Option.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Optionee has affixed his signature hereto.


                                   ALLIANCE ENTERTAINMENT CORP.


                                   By: /s/Anil K. Narang
                                      -------------------------
                                      Anil K. Narang


                                      /s/Alvin Teller
                                      --------------------------
                                      Alvin Teller